EXHIBIT (c)(3)
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                       SCHEDULE 13D JOINT FILING AGREEMENT
                       -----------------------------------


     In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of U.S. Intec, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 21st day of September, 1995.

                                             USI ACQUISITION COMPANY
                                             G-I HOLDINGS INC.
                                             GAF CORPORATION



                                             By:  /s/ James P. Rogers
                                                  ------------------------------
                                                  Name:  James P. Rogers
                                                  Title: Senior Vice President


                                                  /s/ Samuel J. Heyman
                                                  ------------------------------
                                                  Samuel J. Heyman